Hillman Reports Third Quarter 2023 Results
CINCINNATI, November 8, 2023 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen and thirty-nine weeks ended September 30, 2023.

Third Quarter 2023 Highlights (Thirteen weeks ended September 30, 2023)
•Net sales increased 5.4% to $398.9 million compared to $378.5 million in the prior year quarter
•Net income totaled $5.1 million, or $0.03 per diluted share, compared to net loss of $(9.5) million, or $(0.05) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.11 per diluted share compared to $0.14 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $66.8 million compared to $59.0 million in the prior year quarter

Third Quarter YTD 2023 Highlights (Thirty-nine weeks ended September 30, 2023)
•Net sales decreased (0.6)% to $1,128.7 million compared to $1,135.7 million in the prior year period
•Net income totaled $0.5 million, or $0.00 per diluted share, compared to net loss of $(2.5) million, or $(0.01) per diluted share, in the prior year period
•Adjusted diluted EPS1 was $0.30 per diluted share compared to $0.38 per diluted share in the prior year period
•Adjusted EBITDA1 totaled $165.0 million compared to $165.3 million in the prior year period
•Net cash provided by operating activities totaled $171.5 million compared to $63.2 million in the prior year period
•Free Cash Flow1 totaled $119.3 million compared to $16.8 million in the prior year period

1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Balance Sheet and Liquidity at September 30, 2023
•Gross debt was $811.1 million, compared to $918.8 million on December 31, 2022; net debt1 outstanding was $771.8 million, compared to $887.7 million on December 31, 2022
•Liquidity available totaled approximately $291.2 million, consisting of $251.9 million of available borrowing under the revolving credit facility and $39.3 million of cash and equivalents

Management Commentary
Doug Cahill, Chairman, President and Chief Executive Officer of Hillman, commented: “During the quarter our team successfully navigated the challenging macroeconomic environment to produce mid-single-digit top line growth and double-digit Adjusted EBITDA growth. Margins improved to historical norms, driven by strength in our Hardware and Protective Solutions segment, lower priced inventory being sold, and the resilience of Hillman’s competitive moat. Additionally, we continued to reduce inventory which, together with our improved bottom line, has driven robust year to date free cash flow of $119.3 million. We used this free cash flow to pay down debt, allowing us to improve our net debt to adjusted EBITDA ratio to 3.7 times continuing the downward trend for the fifth straight quarter.”

“Hillman has proven resilient throughout multiple economic cycles. Despite lower foot traffic at our customers, our business remains partially insulated because of our focus on small ticket items used for necessary repair and maintenance projects. We expect gross margins to expand sequentially into the fourth quarter as we derive the benefits of new business wins, our prior pricing actions, and prudent cost controls. We have narrowed our top and bottom line guidance within our original range to reflect the macro environment. We continue to see our business produce free cash flow at healthy levels, which gives us confidence to increase our free cash flow outlook for the year. We look forward to entering 2024 on solid footing to capture market share and with a much stronger balance sheet to build additional value in our Company.”

Full Year 2023 Guidance - Update
Based on year-to-date performance and improved visibility on the remainder of the year, management is updating its full year 2023 guidance originally provided on February 27, 2023.

	Original 2023 Guidance	Updated 2023 Guidance
Net Sales	$1.45 to $1.55 billion	$1.455 to $1.485 billion
Adjusted EBITDA[1]	$215 to $235 million	$215 to $220 million
Free Cash Flow[1]	$125 to $145 million	$135 to $155 million
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Third Quarter 2023 Results Presentation
Hillman plans to host a conference call and webcast presentation today, November 8, 2023, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill, Chief Financial Officer Rocky Kraft, and Chief Operating Officer Jon Michael Adinolfi will host the results presentation.
Date: Wednesday, November 8, 2023
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/vrzpqs3k
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, before the webcast presentation begins.

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) direct and indirect costs associated with the May 2023 ransomware attack, and our receipt of expected insurance receivables associated with that cybersecurity incident; (6) seasonality; (7) large customer concentration; (8) the ability to recruit and retain qualified employees; (9) the outcome of any legal proceedings that may be instituted against the Company; (10) adverse changes in currency exchange rates; (11) the impact of COVID-19 on the Company’s business; or (12) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including this Annual Report on Form 10-K filed on February 27, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended September 30, 2023	Thirteen Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 24, 2022
Net sales	$398,943	$378,538	$1,128,669	$1,135,665
Cost of sales (exclusive of depreciation and amortization shown separately below)	222,644	214,802	643,652	648,221
Selling, warehouse, general and administrative expenses	113,359	133,246	335,876	366,013
Depreciation	14,434	14,312	44,939	41,738
Amortization	15,583	15,557	46,733	46,644
Other (income) expense, net	(1,819)	1,070	841	(3,124)
Income (loss) from operations	34,742	(449)	56,628	36,173
Interest expense, net	16,728	14,696	52,880	38,857
Income (loss) before income taxes	18,014	(15,145)	3,748	(2,684)
Income tax expense (benefit)	12,957	(5,679)	3,278	(147)
Net income (loss)	$5,057	$(9,466)	$470	$(2,537)

Basic income (loss) per share	$0.03	$(0.05)	$0.00	$(0.01)
Weighted average basic shares outstanding	194,794	194,370	194,662	194,171

Diluted income (loss) per share	$0.03	$(0.05)	$0.00	$(0.01)
Weighted average diluted shares outstanding	196,575	194,370	195,832	194,171

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$39,262	$31,081
Accounts receivable, net of allowances of $2,312 ($2,405 - 2022)	129,709	86,985
Inventories, net	397,077	489,326
Other current assets	29,778	24,227
Total current assets	595,826	631,619
Property and equipment, net of accumulated depreciation of $362,422 ($333,452 - 2022)	200,121	190,258
Goodwill	824,305	823,812
Other intangibles, net of accumulated amortization of $461,240 ($414,275 - 2022)	688,451	734,460
Operating lease right of use assets	88,578	66,955
Other assets	14,633	23,586
Total assets	$2,411,914	$2,470,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$159,332	$131,751
Current portion of debt and financing lease liabilities	10,697	10,570
Current portion of operating lease liabilities	13,814	12,285
Accrued expenses:
Salaries and wages	9,188	15,709
Pricing allowances	10,917	9,246
Income and other taxes	5,786	5,300
Interest	352	697
Other accrued liabilities	23,390	29,854
Total current liabilities	233,476	215,412
Long-term debt	780,043	884,636
Deferred tax liabilities	142,103	140,091
Operating lease liabilities	81,795	61,356
Other non-current liabilities	14,897	12,456
Total liabilities	$1,252,314	$1,313,951
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,827,369 issued and outstanding at September 30, 2023 and 194,548,411 issued and outstanding at December 31, 2022	20	20
Additional paid-in capital	1,415,059	1,404,360
Accumulated deficit	(226,147)	(226,617)
Accumulated other comprehensive loss	(29,332)	(21,024)
Total stockholders' equity	1,159,600	1,156,739
Total liabilities and stockholders' equity	$2,411,914	$2,470,690

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirty-nine Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 24, 2022
Cash flows from operating activities:
Net income (loss)	$470	$(2,537)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	91,672	88,382
Deferred income taxes	1,835	5,670
Deferred financing and original issue discount amortization	3,993	2,251
Stock-based compensation expense	9,111	10,789
Change in fair value of contingent consideration	2,614	(2,926)
Changes in operating items:
Accounts receivable, net	(42,883)	(19,482)
Inventories, net	92,833	(6,004)
Other assets	(5,697)	(5,549)
Accounts payable	27,220	(34,648)
Other accrued liabilities	(9,691)	27,286
Net cash provided by operating activities	171,477	63,232
Net cash from investing activities
Acquisition of business, net of cash received	(300)	(2,500)
Capital expenditures	(52,145)	(46,431)
Other investing activities	(318)	—
Net cash used for investing activities	(52,763)	(48,931)
Cash flows from financing activities:
Repayments of senior term loans	(86,383)	(6,384)
Borrowings on revolving credit loans	172,000	161,000
Repayments of revolving credit loans	(197,000)	(154,000)
Principal payments under finance lease obligations	(1,687)	(998)
Proceeds from exercise of stock options	1,600	1,885
Payments of contingent consideration	(1,175)	(115)
Other financing activities	883	1,809
Cash payments related to hedging activities	—	(1,421)
Net cash (used for) provided by financing activities	(111,762)	1,776
Effect of exchange rate changes on cash	1,229	(1,454)
Net increase in cash and cash equivalents	8,181	14,623
Cash and cash equivalents at beginning of period	31,081	14,605
Cash and cash equivalents at end of period	$39,262	$29,228

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended September 30, 2023	Thirteen Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 24, 2022
Net income (loss)	$5,057	$(9,466)	$470	$(2,537)
Income tax expense (benefit)	12,957	(5,679)	3,278	(147)
Interest expense, net	16,728	14,696	52,880	38,857
Depreciation	14,434	14,312	44,939	41,738
Amortization	15,583	15,557	46,733	46,644
EBITDA	$64,759	$29,420	$148,300	$124,555

Stock compensation expense	3,069	2,485	9,111	10,789
Restructuring and other (1)	179	916	3,027	1,481
Litigation expense (2)	79	25,255	339	28,968
Transaction and integration expense (3)	289	178	1,599	2,393
Change in fair value of contingent consideration	(1,553)	719	2,614	(2,926)
Total adjusting items	2,063	29,553	16,690	40,705
Adjusted EBITDA	$66,822	$58,973	$164,990	$165,260
(1)Includes consulting and other costs associated with distribution center relocations and corporate restructuring activities. 2023 includes costs associated with the cybersecurity event that occurred in May 2023.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC.
(3)Transaction and integration expense includes professional fees and other costs related to the CCMP secondary offerings in 2022 and 2023.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended September 30, 2023	Thirteen Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 24, 2022
Reconciliation to Adjusted Net Income
Net income (loss)	$5,057	$(9,466)	$470	$(2,537)
Remove adjusting items (1)	2,063	29,553	16,690	40,705
Remove amortization expense	15,583	15,557	46,733	46,644
Remove tax benefit on adjusting items and amortization expense (2)	(1,055)	(7,685)	(4,907)	(10,720)
Adjusted Net Income	$21,648	$27,959	$58,986	$74,092

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.03	$(0.05)	$0.00	$(0.01)
Remove adjusting items (1)	0.01	0.15	0.09	0.21
Remove amortization expense	0.08	0.08	0.24	0.24
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.04)	(0.03)	(0.05)
Adjusted Diluted Earnings per Share	$0.11	$0.14	$0.30	$0.38

Reconciliation to Adjusted Diluted Shares Outstanding (3)
Diluted Shares, as reported	196,575	194,370	195,832	194,171
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	—	655	—	1,456
Adjusted Diluted Shares	196,575	195,025	195,832	195,627
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
(3)Diluted shares on a GAAP basis for the thirteen and thirty-nine weeks ended September 30, 2023 include the dilutive impact of 1,781 and 1,170 options and awards, respectfully.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended September 30, 2023	Thirteen Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 24, 2022
Stock compensation expense	$0.02	$0.01	$0.05	$0.06
Restructuring and other costs	0.00	0.00	0.02	0.01
Litigation expense	0.00	0.13	0.00	0.15
Transaction and integration expense	0.00	0.00	0.01	0.01
Change in fair value of contingent consideration	(0.01)	0.00	0.01	(0.01)
Total adjusting items	$0.01	$0.15	$0.09	$0.21
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	September 30, 2023	December 31, 2022
Revolving loans	$47,000	$72,000
Senior term loan, due 2028	753,980	840,363
Finance leases and other obligations	10,118	6,406
Gross debt	$811,098	$918,769
Less cash	39,262	31,081
Net debt	$771,836	$887,688
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirty-nine Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 24, 2022
Net cash provided by operating activities	$171,477	$63,232
Capital expenditures	(52,145)	(46,431)
Free cash flow	$119,332	$16,801
Source: Hillman Solutions Corp
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